Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-270841 on Form S-3 and Registration Statement No. 333-273763 on Form S-8 of our report dated March 4, 2024, relating to the financial statements of Eagle Bulk Shipping Inc. and the effectiveness of Eagle Bulk Shipping Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

New York, New York

March 4, 2024